SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

                        PIMCO EQUITY SERIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE

REGARDING YOUR INVESTMENT

PIMCO DIVIDEND AND INCOME FUND

650 NEWPORT CENTER DRIVE / NEWPORT BEACH, CA 92660

August 2, 2016

Dear PIMCO Dividend and Income Fund Investor:

The Board of Trustees of PIMCO Dividend and Income Fund (the “Fund”) recently sent you proxy material and reminder letters regarding the upcoming Special Meeting of Shareholders, which is scheduled to be held on August 26, 2016 (at 9:00 AM Pacific Time), at the Newport Beach Marriott Hotel & Spa, Avalon Room, 900 Newport Center Drive, Newport Beach, California 92660. All shareholders are being asked to consider and vote on two very important proposals affecting the Fund. As of today, we have not received your vote.

Detailed information about the Special Meeting and the proposals can be found in the proxy statement. For your convenience, we have included a copy of the proxy card for your review. To view the proxy material electronically, please go to www.proxyonline.com/docs/PIMCODividendIncomeFund.

IF YOU HAVE ANY QUESTIONS OR NEED OUR ASSISTANCE, PLEASE CALL THE TOLL-FREE, SHAREHOLDER HELP LINE: 1 (800) 511-9495.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED. PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Mail. Cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

2.	Vote via the Internet. Visit the website listed on the enclosed proxy card.
3.	Vote by Phone. Dial the toll-free number listed on the enclosed proxy card.

4.	Vote by Phone with a live operator. Dial toll-free 1 (800) 511-9495. Please have the proxy card available at the time of the call.

Thank you in advance for your participation.

REMINDER_PIMCO_DIV&INC-2.02